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                                                                    Exhibit 10

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of June 2, 1997 (this "Agreement"), by and between Jan Bell Marketing, Inc., a Delaware corporation (the "Company"), and Isaac Arguetty (the "Executive").

     WHEREAS, the Company desires to continue the employ of the Executive as its Chief Executive Officer, and the Executive desires to continue to be retained in such capacity, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive agree as follows:

     1. EMPLOYMENT; DUTIES.

         (a) The Company shall employ the Executive as Chief Executive Officer for the "Employment Period" as defined in Section 2. The Executive, in his capacity as Chief Executive Officer, shall have such duties, responsibilities and authority normally incident to such office, subject to the provisions of the bylaws of the Company. The precise duties, responsibilities and authority of the Executive may be expanded, limited or modified, from time to time, at the discretion of the Board of Directors of the Company (the "Board").

         (b) The Company shall use its best efforts to cause the Executive to be elected to the Board and serve as its Chairman throughout the term of this Agreement and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire. If requested by the Board, the Executive shall serve as a member of the board of directors of any one or more subsidiaries of the Company.

         (c) During the Employment Period, the Executive shall render his services solely in the performance of his duties hereunder. The Executive agrees that during the Employment Period, he shall, on a full-time basis, devote his attention, knowledge and experience and give his best effort, skill and abilities, exclusively to promote the business and interests of the Company. Subject to Section 5(a)(1), the Executive may serve as an officer or director of, make investments in, or otherwise participate in, any other entity, provided that (i) such service, investment or participation does not interfere with the Executives commitment to perform full-time services for the Company, and (ii) no resources of the Company (including Company employees) are used in any significant respect in connection with such service, investment or participation.

     2. EMPLOYMENT PERIOD. This Agreement shall have a term of three years, commencing as of the date hereof and ending on the third anniversary of the date hereof (the "Initial Period"), provided that on June 1, 1998, and each June 1 thereafter, the term shall
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automatically be extended for an additional one-year period (the "Renewal
Period") unless prior to any such June 1, either party notifies the other in writing that the term will not be further extended. The Initial Period plus the Renewal Period is referred to herein as the "Term", and the period during the Term, prior to termination of this Agreement pursuant to Section 4, is referred to herein as the "Employment Period".

     3. COMPENSATION AND BENEFITS. The Executive shall be entitled to the following compensation and benefits, in each case subject to applicable statutory deductions and withholdings:

     (a) BASE COMPENSATION. The Executive shall be paid an aggregate base salary (the "Base Salary") of $360,000 per annum. The Base Salary shall be payable in a manner consistent with the normal payroll practices of the Company in effect from time to time. The Board, in its sole discretion, or at the recommendation of the Compensation Committee, may increase (but not decrease) the Base Salary, at any time.

     (b) ANNUAL BONUS. In addition to the Base Salary, the Executive shall be entitled to receive an annual bonus for each fiscal year of the Company that ends during the Employment Period (the "Bonus Award") based upon the achievement of performance goals to be set by the Compensation Committee in good faith after consultation with the Executive. A target level (or levels) shall be established, which, if achieved, shall entitle the Executive to 100% of Base Salary. Minimum and maximum levels shall also be established which, if achieved, shall entitle the Executive to 50% and 200% of Base Salary respectively. Achievement levels that fall between the established levels shall entitle the Executive to an interpolated percentage of Base Salary. Performance goals may be based on one or more than one factor. To the extent more than one factor is established, each factor shall be assigned a weighted percentage to determine what portion of the total bonus percentage shall be attributable to such factor. The entitlement to a Bonus Award for a fiscal year shall be determined based on the Company's audited consolidated financial statements, and any Bonus Award payable for such year shall be paid as soon as practicable after release of such statements.

     (c) STOCK OPTION.

          (1) On the date hereof, the Compensation Committee shall grant to the Executive a non-qualified option to purchase 1,650,000 shares of the Company's common stock, par value $.01 per share ("Common Stock") for a price of $2.375 per share (the "Option"). The Option shall be granted pursuant to the Company's 1991 Stock Option Plan and shall vest and become exercisable at the rate of 550,000 shares per fiscal year upon satisfaction of performance and/or stock price targets as set by the Compensation Committee in good faith after consultation with the Executive, provided, however, that whether or not such performance targets are satisfied, the Option shall vest and become exercisable in full upon the earlier of (i) the fifth anniversary of the date the Option is granted, provided the Executive has been continuously

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employed by the Company through such date, or (ii) a Change in Control of the
Company (as defined in Section 4(f)).

          (2) The Option shall have a term of 5 1/2 years form the date of grant, and no portion of the Option shall be exercisable thereafter. After termination of the Executive's employment for any reason other than Cause, the Executive may exercise the Option at any time prior to expiration of its term only to the extent the Option became vested and exercisable as of any date on or prior to such termination of employment (taking into account any vesting that occurs pursuant to Section 4(b)). Upon termination of the Executive's employment for Cause, the unexercised portion of the Option, whether or not vested, shall immediately terminate.

     (d) BENEFITS. The Executive shall be entitled to participate in the employee and fringe benefit and group insurance programs provided by the Company for its officers and employees generally and in accordance with the terms of the applicable plan documents as they may be revised from time to time. The Executive shall be entitled to use of the Company-provided vehicle provided to the Executive as of the date hereof, or a comparable vehicle, on the same basis on which such vehicle was provided prior to the date hereof. The Company shall continue to pay life insurance premiums on the policy maintained on the life of the Executive on the same basis as such premiums were paid prior to the date hereof. The Executive shall also be entitled to reimbursement for reasonable out-of-pocket expenses in accordance with the Company's policies and procedures.

     (e) RETROACTIVE COMPENSATION. As soon as practicable after the date hereof, the Executive shall be entitled to (i) a payment equal to $67,500 which represents a bonus for the 1996 fiscal year, and (ii) a payment which represents a base salary increase to the current rate of Base Salary retroactive from May 1, 1996 to date hereof.

     4. TERMINATION.

     (a) GENERAL. The Company may terminate this Agreement with or without Cause, or upon the Executive's Disability. The Executive may terminate this Agreement with or without Good Reason, or upon the Executive's Disability. This Agreement shall automatically terminate upon the Executive's death. This Agreement shall also terminate upon expiration of the Initial Period or any Renewal Period if notice is provided by either party in accordance with Section
2. Such termination shall be treated as a termination by the Company without Cause if such notice is provided by the Company, and, if such notice is provided by the Executive, then such termination shall be treated as a termination by the Executive without Good Reason. Except as provided in Sections 4(b), in the event this Agreement is terminated, the Executive's rights and the obligations of the Company hereunder shall cease as of the effective date of the termination, provided, however, that the Executive shall be entitled to receive any accrued but unpaid Base Salary, any accrued but unpaid Bonus Award and Option vesting earned for the

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fiscal year ending prior to such termination, and any amount accrued under
Company benefit plans as provided pursuant to the terms of such plans (the "Accrued Obligations").

     (b) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In the event that the Company terminates this Agreement other than for Cause, or if the Executive terminates this Agreement for Good Reason, the Executive shall be entitled, in addition to the Accrued Obligations, the following payments and benefits ("Termination Payments"), in each case subject to applicable statutory deductions and withholdings:

          (1) the continued payment of Base Salary, the continued provision of group health, life, and disability coverage (or if group coverage is not available, comparable individual coverage), the continued provision of a vehicle and payment of life insurance premiums as referred to in Section 3(d), in each case on the same basis as in effect immediately prior to such termination, for the one year period following such termination;

          (2) a lump sum payment equal to (i) if such termination occurs prior to the end of the Company's 1997 fiscal year, $360,000 or (ii) if such termination occurs after the end of the Company's 1997 fiscal year, Base Salary multiplied by the Bonus Percentage multiplied by the sum of one plus a fraction, the numerator which equals the number of days that have elapsed from the beginning of the fiscal year in which termination occurs to the termination date, and the denominator of which equals 365; and

          (3) Option vesting with respect to (i) if such termination occurs prior to the end of the Company's 1997 fiscal year, 550,000 shares or (ii) if such termination occurs during either the Company's 1998 or 1999 fiscal year, 550,000 shares multiplied by the Vesting Percentage multiplied by the sum of one plus a fraction, the numerator which equals the number of days that have elapsed from the beginning of the fiscal year in which termination occurs to the termination date, and the denominator of which equals 365.

     (c) DEATH OR DISABILITY. A termination of the Executive's employment by reason of death or the Executive's Disability shall not constitute a termination without Cause or for Good Reason under Section 4(b), and therefore, upon such termination, the Executive (or his beneficiary) shall be entitled only to the Accrued Obligations, provided, however, that if such termination is by reason of Disability, the Executive shall be entitled to the amounts and benefits set forth in Section 4(b)(1).

     (d) RELEASE/COVENANTS. As a condition to his entitlement to receive Termination Payments, the Executive shall (i) have executed and delivered to the Company a waiver and release satisfactory to the Company waiving and releasing all claims against the Company and its direct or indirect subsidiaries and their respective officers, agents, directors and employees, and such waiver and release shall have become irrevocable, and (ii) comply with Sections 5 and 6.



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     (e) WRITTEN RESIGNATION. In the event this Agreement is terminated for any reason (except by death), the Executive agrees that if at that time he is a director or officer of the Company or any of its direct or indirect subsidiaries, he will immediately deliver his written resignation as such director or officer, such resignation to become effective immediately.

     (f) CHANGE IN CONTROL. Notwithstanding the provisions of Section 4(b), in the event of the termination of this Agreement for any reason specified in
Section 4(b), and such termination occurs within the two year period following a Change in Control, then the Executive shall be entitled to receive the following payments or benefits upon the date of termination:

          (1) the Accrued Obligations;

          (2) the continued payment of Base Salary, the continued provision of group health, life, and disability coverage (or if group coverage is not available, comparable individual coverage), and the continued provision of a vehicle and payment of life insurance premiums as referred to in Section 3(d), in each case on the same basis as in effect immediately prior to such termination (or, if more favorable to the Executive, as in effect immediately prior to the Change in Control), until expiration of the then-remaining Term;

          (3) a lump sum payment equal to (i) the greater of Base Salary (determined immediately prior to the Change in Control, or at the time of termination of employment, whichever is greater) or the Bonus Award for the immediately preceding fiscal year (or, if greater, for the fiscal year ended immediately preceding the Change in Control), multiplied by (ii) the number of years and fractions thereof from the first day of the fiscal year in which termination of this Agreement occurs to the expiration of the then-remaining Term; and

          (4) an amount that, on an after-tax basis (including federal income and excise taxes, and state and local income taxes) equals the excise tax imposed by Section 4999 of the Code upon by the Executive by reason of amounts payable under this Section 4(f) (including this paragraph (4)), as well as amounts payable outside of this Agreement by the Company that are described in
Section 280G(b)(2)(A)(i) of the Code. For purposes of this clause (iv), the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of taxation.

In the case of a termination for a reason specified in Section 4(b) which follows an Early Trigger, the Executive shall be entitled to the payments and benefits specified in Section 4(b) at the times specified therein, and if such Early Trigger ultimately results in a Change in Control, the Executive shall be entitled to the payments and benefits specified in this Section 4(f) to be paid or commence upon the Change in Control, offset by any payments previously made or benefits previously provided pursuant to Section 4(b).

     (g) DEFINITIONS. For purposes of this Agreement:



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          (1) "Bonus Percentage" shall mean (i) if termination of this Agreement occurs prior to October 1 of any fiscal year, the Bonus Award earned for the immediately preceding fiscal year, expressed as a percentage of the Executive's Base Salary in effect as of the end of such preceding fiscal year, or (ii) if such termination occurs on or after October 1 of any fiscal year, the Bonus Award that would have been earned for the fiscal year in which termination occurs had such termination not occurred, expressed as a percentage of the Executive's Base Salary in effect as of the date of termination.

          (2) "Cause" shall mean (i) a material breach by the Executive of any material provision of this Agreement, and such breach is not cured by the Executive within fifteen (15) days from the date the Company notifies the Executive thereof, (ii) the willful commission of an act of fraud or dishonesty by the Executive that adversely effects the business of the Company, and (iii) the conviction of the Executive, or a pleading of guilty or nolo contendere by the Executive, with respect to the commission of a felony. Solely for purposes of Section 4(f), other than in the case of the Executive's conviction of a felony, the Agreement shall not be deemed to have been terminated for Cause by the Company hereunder without (i) notice to the Executive setting forth the reasons for the Company's intention to terminate the Executive for Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iii) delivery to the Executive of written notice from the Board finding that in the reasonable good faith opinion of the Board, the Executive was guilty of conduct set forth in the preceding sentence, and specifying the particulars thereof in detail.

          (3) "Change in Control" shall be deemed to have occurred upon:

               (i) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (x) the then outstanding shares of common stock of the Company or (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) the date the individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

               (iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the



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     Company's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 70% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

          (4) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (5) "Disability" shall mean the Executive's inability to perform his duties by reason of mental or physical disability for at least ninety (90) consecutive days or any ninety (90) days (whether or not consecutive) in any one-hundred eighty (180) consecutive day period. In the event of a dispute as to whether the Executive is disabled within the meaning hereof, either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the Company.

          (6) "Good Reason" shall mean (i) the Company changes the Executive's status, title or position as an officer of the Company and such change represents a material reduction in such status, title or position conferred hereunder, and/or (ii) the Company materially breaches any material provision of this Agreement, and such change or breach is not cured by the Company within fifteen (15) days from the date the Executive delivers a Notice of Termination for Good Reason. Such "Notice of Termination for Good Reason" shall include the specific section of this Agreement which was relied upon and the reason that the Company's act or failure to act has given rise to his termination for Good Reason.

          (7) "Early Trigger" shall mean:

               (i) commencement (within the meaning of Rule 14d-2 as promulgated under the Exchange Act) of a tender offer for stock of the Company subject to Section 14(d)(2) of the Exchange Act; or

               (ii) the execution by the Company of an agreement the consummation of which would constitute a Change in Control; or



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              (iii) the solicitation of proxies for the election of directors by anyone other than the Company; or

              (iv) the approval by the Company's stockholders of any transaction described in Section 4(g)(3)(iii).

          (8) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

          (9) "Vesting Percentage" shall mean (i) if termination of this Agreement occurs prior to October 1 of any fiscal year, a fraction, expressed as a percentage (not to exceed 100%), the numerator of which is the number of shares subject to the Option that became vested based on satisfaction of performance targets (without regard to any "catch-up" vesting attributable to a prior fiscal year) as of the end of the immediately preceding fiscal year, and the denominator of which is 550,000, or (ii) if such termination occurs on or after October 1 of any fiscal year, a fraction, expressed as a percentage (not to exceed 100%), the numerator of which is the number of shares subject to the Option that would have become vested based on satisfaction of performance targets (without regard to any "catch-up" vesting attributable to a prior fiscal year) as of the end the fiscal year in which termination occurs had such termination not occurred, and the denominator of which is 550,000.

     5. RESTRICTIVE COVENANTS.

        (a) The Executive agrees that during the Non-Competition Period
     (and, as to paragraphs (3) and (4) of this Section 5(a), at any time thereafter) he will not, directly or indirectly, do or suffer any of the following:

          (1) Own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated (collectively, "Employed") as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association, or other business entity, or otherwise engage in any business, which is engaged in any manner in, or otherwise competes with, the business of the Company or any of its affiliates (a "Prohibited Business") in the United States of America or any of the countries in Europe or Israel in which the Company or any of its affiliates is doing business (a "Competing Business") for so long as this Section 5(a)(1) shall remain in effect, nor solicit any person or business that was at the time of the Executive's termination of employment, or within one year prior thereto, a customer or supplier of the Company or any of its affiliates; provided, however, that, notwithstanding the foregoing, the Executive shall not be deemed to be Employed by a Competing Business (i) by reason of his activities with respect to the Dana Michaels business, based on such activities and such business as each exists as of the date of this Agreement, or (ii) if the Board or a committee of the Board determines that the Executive has established by clear and convincing evidence all of the following: (A) such entity



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(including its affiliates in aggregate) does not derive Material Revenues (as defined below) from the aggregate of all Prohibited Businesses, (B) such entity (including its affiliates in aggregate) is not a Competitor (as defined below) of the Company and its affiliates and (C) Executive has no direct responsibility for or otherwise with respect to any Prohibited Business. For purposes of this paragraph (1), Material Revenues shall mean that 5% or more of the revenues of the entity (including its affiliates in aggregate) are derived from the aggregate of all Prohibited Businesses; an entity shall be deemed a Competitor of the Company and its affiliates if the combined gross receipts of the entity (including its affiliates in aggregate) from any Prohibited Business is more than 25% of the gross receipts of the Company and its affiliates in such Prohibited Business; and an "affiliate" of an entity is any entity controlled by, controlling or under common control with the entity;

          (2) Employ, assist in employing, or otherwise associate in business with any present employee, officer or agent of the Company or its affiliates;

          (3) Induce any person who is an employee, officer or agent of the Company, or any member of the Company or its affiliates, to terminate said relationship; and

          (4) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, or any member of the Company or its affiliates, the customer lists, manufacturing and marketing methods, product research or engineering data, vendors, contractors, financial information, business plans and methods or other trade secrets of the Company, or any member of the Company or its affiliates, it being acknowledged by the Executive that all such information regarding the business of the Company or its affiliates compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property (it being understood, however, that information publicly disclosed by the Company shall not be subject to this Section 5(a)(4), provided that such information may not be used in connection with any of the activities prohibited under paragraphs (1) and (2) of this Section 5(a) for so long as such clauses remain in effect).

For purposes hereof, the Non-Competition Period shall mean the Employment Period and the period thereafter during which Termination Payments are being made, provided, however, if this Agreement is terminated following a Change in Control under circumstances described in Section 4(f), then the Non-Competition Period shall end immediately upon such termination.

     (b) The Executive expressly agrees and understands that the remedy at law for any breach by him of any of the provisions of this Section 5 will be inadequate and that damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Executive's violation of any legally enforceable provision of this Section 5, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach.



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Nothing in this Section 5 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this
Section 5 which may be pursued or availed of by the Company.

         (c) In the event the Executive shall violate any legally enforceable provision of this Section 5 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, such violation shall toll the running of such time period from the date of such violation until such violation shall cease; provided, however, the Company shall seek appropriate remedies in a reasonably prompt manner after discovery of a violation by the Executive.

         (d) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Section 5, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, are designed to not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

         (e) If any decision maker determines that any of the covenants contained in this Section 5 (the "Restrictive Covenants"), or any part thereof, is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         (f) The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more or such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdictions being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of RES JUDICATA.

     6. RETURN OF DOCUMENTS AND PROPERTY. Upon the termination of the Executive's employment with the Company, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company, without retaining a copy thereof, (a) all documents and materials (including, without limitation, computer files) containing confidential information relating to the business and affairs of the Company and its direct and indirect subsidiaries, and (b) all documents, materials and other property (including, without



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limitation, computer files) belonging to the Company or its direct or indirect subsidiaries, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

     7. EXECUTIVE'S REPRESENTATIONS. The Executive represents and warrants to the Company that (i) he is able to perform fully his duties and responsibilities contemplated by this Agreement and (ii) there are no restrictions, covenants, agreements or limitations of any kind on his right or ability to enter into and fully perform the terms of this Agreement.

     8. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall not be assignable by either the Company or the Executive, provided that this Agreement is assignable by the Company to any affiliate of the Company, to any successor in interest to the business of any of the Company, or to a purchaser of all or substantially all of the assets of any of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. For purposes of clarity, any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate this Agreement for Good Reason. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     9. NOTICES. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, or delivered by a reputable overnight delivery service. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to:

                           Isaac Arguetty
                           13801 40th Street South
                           West Palm Beach, FL  33414

and properly addressed to the Company if addressed to:

                           Jan Bell Marketing, Inc.
                           13801 N.W. 14th Street
                           Sunrise, Florida  33323
                           Attn:  General Counsel



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

     10. SEVERABILITY. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirements of the law. In the event that any provision of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid, void or voidable or otherwise unenforceable, the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties or would result in an unconscionable injustice.

     11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. EFFECT OF TERMINATION. Notwithstanding anything to the contrary contained herein, if this Agreement or the Executive's employment is validly terminated pursuant to Section 4 or expires by its terms, the provisions of Sections 5, 6, 13 and 14 shall continue in full force and effect.

     13. DISPUTES; ENFORCEMENT.

         (a) Any controversy or claim arising out of or relating to this Agreement, or any breach thereof (other than those arising under Section 5, to the extent necessary for the Company to avail itself of the rights and remedies provided under Section 5), shall be submitted to arbitration in Dade County, Florida in accordance with the Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof, provided, however, that the parties agree that (i) the panel of arbitrators shall be prohibited from disregarding, adding to or modifying the terms of this Agreement; (ii) the panel of arbitrators shall be required to follow established principles of substantive law and the law governing burdens of proof; (iii) only legally protected rights may be enforced in arbitration;
(iv) the panel of arbitrators shall be without authority to award punitive or exemplary damages; (v) the chairperson of the arbitration panel shall be an attorney licensed to practice law in Florida who has experience in similar matters; and (vii) any demand for arbitration made by the Executive must be filed and served, if at all, within 365 days of the occurrence of the act or omission complained of. Any claim or controversy not submitted to arbitration in accordance with this Section 13 shall be considered waived and, thereafter, no arbitration panel or tribunal or court shall have the power to rule or make any award on any such claim or controversy. The award rendered in any arbitration proceeding held under this Section 13 shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof, PROVIDED that the judgment conforms to established principles of law and is supported by substantial record evidence.

         (b) The Company shall pay promptly as incurred (and in any event within 10 days of its receipt of proper documentation of) all reasonable fees and expenses (including



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



attorneys'fees) that the Executive may incur following a Change in Control as a result of the Company's contesting the validity, enforceability, or the Executive's interpretation of, the provisions of this Agreement relating to the Executive's entitlements pursuant to Section 4 (regardless of the outcome of any litigation to enforce this Agreement).

         (c) In the event proceedings are initiated by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses, and attorney's fees from the other party, except to the extent such costs, fees and expenses are covered by Section 13(b), in which case Section 13(b) shall control.

     14. MISCELLANEOUS; CHOICE OF LAW. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                        JAN BELL MARKETING, INC

                                        By its Compensation Committee:


                                        ------------------------------
                                        Sidney Feltenstein


                                        ------------------------------
                                        Peter Offermann


                                        EXECUTIVE


                                        ------------------------------
                                        Isaac Arguetty



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